Exhibit 99.2

SERIES 1 VARIABLE RATE DEMAND PREFERRED SHARES (VRDP) REMARKETING PURCHASE AGREEMENT

dated as of

January 26, 2017

between

NUVEEN NEW JERSEY QUALITY MUNICIPAL INCOME FUND,

as Issuer

and

TORONTO-DOMINION INVESTMENTS, INC.

as Purchaser

(NXJ Series 1)

i

6.10	1940 Act Registration	16
6.11	Eligible Assets	16
6.12	Credit Quality	16
6.13	Maintenance of Effective Leverage Ratio	16
6.14	Tender and Paying Agent	17
6.15	Cooperation in the Sale of the Series 1 VRDP Shares	17
6.16	[Reserved]	17
6.17	Securities Depository	17
6.18	Future Agreements	18
ARTICLE VII MISCELLANEOUS		18
7.1	Notices	18
7.2	No Waivers	19
7.3	Expenses and Indemnification	19
7.4	Amendments and Waivers	21
7.5	Successors and Assigns	22
7.6	Term of this Agreement	22
7.7	Governing Law	22
7.8	Waiver of Jury Trial	22
7.9	Counterparts	22
7.10	Beneficiaries	23
7.11	Entire Agreement	23
7.12	Relationship to the Statement and Notice	23
7.13	Confidentiality	23
7.14	Severability	23
7.15	Consent Rights of the Majority Participants to Certain Actions	23
7.16	Disclaimer of Liability of Officers, Trustees and Shareholders.	24
7.17	Transition Remarketing	25

SCHEDULE 1		27
EXHIBIT A FORMS OF OPINIONS OF COUNSEL FOR THE ISSUER		28
EXHIBIT A‑1 FORM OF CORPORATE AND 1940 ACT OPINION		29
EXHIBIT A‑2 FORM OF TAX OPINION		30
EXHIBIT A‑3 FORM OF LOCAL COUNSEL OPINION		31
EXHIBIT A‑4 FORM OF OPINION OF COUNSEL		32
FOR THE TENDER AND PAYING AGENT
EXHIBIT B ELIGIBLE ASSETS		33
EXHIBIT C TRANSFEREE CERTIFICATE		36
EXHIBIT D INFORMATION TO BE PROVIDED BY THE FUND		41
EXHIBIT E WITHHOLDING DOCUMENTS		42
ANNEX A ADDITIONAL REPRESENTATIONS AND WARRANTIES		43

ii

SERIES 1 VARIABLE RATE DEMAND PREFERRED SHARES (VRDP) REMARKETING PURCHASE AGREEMENT dated as of January 26, 2017, between NUVEEN NEW JERSEY QUALITY MUNICIPAL INCOME FUND, a closed-end fund organized as a Massachusetts business trust, as issuer (the “Fund”), and TORONTO-DOMINION INVESTMENTS, INC. as the purchaser of the Series 1 VRDP Shares hereunder (the “Purchaser”).

WHEREAS, the Fund has issued pursuant to the Statement (as defined below) its Variable Rate Demand Preferred Shares, as set forth on Schedule 1 hereto, which are subject to this Agreement (the “Series 1 VRDP Shares”);

WHEREAS, as an inducement to the Purchaser to purchase the Series 1 VRDP Shares from TD Securities (USA) LLC (the “Remarketing Agent”), the Fund now desires to enter into this Agreement to set forth certain representations, warranties, covenants and agreements regarding the Fund and the Series 1 VRDP Shares; and

WHEREAS, as an inducement to the Fund to facilitate the sale by the Remarketing Agent of the Series 1 VRDP Shares to the Purchaser, the Purchaser desires to enter into this Agreement to set forth certain representations, warranties, covenants and agreements regarding the Purchaser and the Series 1 VRDP Shares.

NOW, THEREFORE, in consideration of the respective agreements contained herein, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

The following terms, as used herein, have the following meanings:

“2017 Special Rate Period” has the meaning set forth in the Notice.

“Additional Amount Payment” has the meaning set forth in the Notice.

“Additional New Jersey Amount Payment” has the meaning set forth in the Notice.

“Agent Member” has the meaning set forth in the Notice.

“Agreement” means this Series 1 Variable Rate Demand Preferred Shares (VRDP) Remarketing Purchase Agreement, dated as of January 26, 2017, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Applicable Spread” has the meaning set forth in the Notice.

“Asset Coverage” has the meaning set forth in the Notice.

“Below Investment Grade” means any obligation, the highest rating for which from any of Moody’s, S&P, Fitch and, in their absence, any other NRSRO is:

(a)
lower than Baa3 or its equivalent in the case of Moody’s;

(b)
lower than BBB- or its equivalent in the case of S&P;

(c)
lower than BBB- or its equivalent in the case of Fitch; and

(d)
if none of Moody’s, S&P or Fitch is then rating such obligation, lower than an equivalent long-term credit rating to those set forth in clauses (a) – (c), in the case of any other NRSRO.

“Board of Trustees” has the meaning set forth in the Statement.

“Business Day” has the meaning set forth in the Notice.

“By-Laws” has the meaning set forth in the Notice.

“Closed-End Funds” has the meaning set forth in Section 2.1(b).

“Code” has the meaning set forth in the Notice.

“Common Shares” has the meaning set forth in the Notice.

“Custodian” has the meaning set forth in the Notice.

“Date of Original Issue” has the meaning set forth in the Statement.

“Declaration” has the meaning set forth in the Statement.

“Deposit Securities” has the meaning set forth in the Statement.

“Derivative Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, repurchase transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any such master agreement.

“Designated Owner” has the meaning set forth in the Notice.

“Dividend Payment Date” has the meaning set forth in the Notice.

“Dividend Rate” has the meaning set forth in the Notice.

“Dividend Reset Period” has the meaning set forth in the Notice.

“Due Diligence Process” means the process by which the Fund and its agents have provided to the Purchaser and its agents certain agreements, documents and information concerning the Fund and its affiliates, via a dedicated website, in response to one or more requests made by the Purchaser or its agents or otherwise.

“Effective Date” means January 26, 2017 subject to the satisfaction or waiver of the conditions specified in Article III.

“Effective Leverage Ratio” has the meaning set forth in the Notice.

“Electronic Means” has the meaning set forth in the Notice.

“Eligible Assets” means the assets listed in Exhibit B to this Agreement, as amended from time to time with the prior written consent of the Purchaser.

“Fee Rate” means initially 0.25% per annum, which shall be subject to increase cumulatively by 0.25% per annum for each Week in respect of which any Reporting Failure has occurred and is continuing.

“Fitch” means Fitch Ratings, Inc., a Delaware corporation, and its successors.

“Force Majeure Exception” means, for purposes of Section 2.4, any failure or delay in the performance of the Fund’s reporting obligations under Section 6.1(o) or 6.1(p) arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; acts of civil or military authority and governmental action. The Fund shall use commercially reasonable efforts to commence performance of its obligations during any of the foregoing circumstances.

“Fund” has the meaning set forth in the preamble to this Agreement.

“Holder” has the meaning set forth in the Notice.

The word “including” means “including without limitation.”

“Indemnified Persons” means the Purchaser and its affiliates and directors, officers, partners, employees, agents, representatives and control persons entitled to indemnification by the Fund under Section 7.3.

“Information” has the meaning set forth in Section 7.13.

“Investment Adviser” means Nuveen Fund Advisors, LLC, or any successor company or entity.

“Liquidation Preference” means, with respect to a given number of Series 1 VRDP Shares, $100,000 times that number.

“Majority Participants” means the Holder(s) of more than 50% of the Outstanding Series 1 VRDP Shares.

“Managed Assets” means the Fund’s net assets, including assets attributable to any principal amount of any borrowings (including the issuance of commercial paper or notes) or preferred shares outstanding. For the avoidance of doubt, assets attributable to borrowings includes the portion of the Fund’s assets in a tender option bond trust of which the Fund owns the residual interest (without regard to the value of the residual interest to avoid double counting).

“Market Value” has the meaning set forth in the Statement.

“Moody’s” means Moody’s Investors Service, Inc., a Delaware corporation, and its successors.

“Municipal Securities” means municipal securities as described under “The Fund’s Investments—Municipal Securities” in the Remarketing Memorandum.

“1940 Act” means the Investment Company Act of 1940, as amended.

“Notice” means the Notice of Special Rate Period (Designating a Subsequent Rate Period as a Special Rate Period for Series 1 Variable Rate Demand Preferred Shares), effective January 26, 2017, delivered pursuant to the Statement.

“NRSRO” has the meaning set forth in the Statement.

“Nuveen Persons” means the Investment Adviser or any affiliated person of the Investment Adviser (as defined in Section 2(a)(3) of the 1940 Act) (other than the Fund, in the case of a redemption or purchase of Series 1 VRDP Shares which are to be cancelled within ten (10) days of purchase by the Fund).

“Optional Redemption Premium” has the meaning set forth in the Notice.

The word “or” is used in its inclusive sense.

“Outstanding” has the meaning set forth in the Statement.

“Person” has the meaning set forth in the Statement.

“Preferred Shares” has the meaning set forth in the Notice.

“Purchase Price” means, in respect of the Series 1 VRDP Shares sold to the Purchaser, U.S. $81,000,000.

“Purchaser” has the meaning set forth in the preamble to this Agreement.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A under the Securities Act.

“Rating Agency” means, at any time, each of Fitch, Moody’s and any other NRSRO, in each case, providing a rating for the Series 1 VRDP Shares pursuant to the request of the Fund at such time.

“Rating Agency Guidelines” means the guidelines provided by each Rating Agency, as they exist from time to time, applied by such Rating Agency in connection with the Rating Agency’s rating of the Series 1 VRDP Shares.

“Related Documents” means this Agreement, the Declaration, the Statement, the Notice, the Series 1 VRDP Shares and the By-Laws.

“Remarketing Agent” has the meaning set forth in the recitals to this Agreement.

“Remarketing Memorandum” means the Remarketing Memorandum of the Fund relating to the remarketing of the Series 1 VRDP Shares dated January 25, 2017, as the same may be amended, revised or supplemented from time to time.

“Reporting Date” has the meaning set forth in Section 6.1(o).

“Reporting Failure” has the meaning set forth in Section 2.4.

“S&P” means S&P Global Ratings, a business unit of Standard & Poor’s Financial Services LLC, and its successors.

“SEC” has the meaning set forth in Section 6.1(a).

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Securities Depository” means The Depository Trust Company, New York, New York, and any substitute for or successor to such securities depository that shall maintain a book-entry system with respect to the Series 1 VRDP Shares.

“Series 1 VRDP Shares” has the meaning set forth in the recitals to this Agreement.

“Special Rate Period” has the meaning set forth in the Statement.

“Statement” means the Statement Establishing and Fixing the Rights and Preferences of Series 1 Variable Rate Demand Preferred Shares, effective August 29, 2013, as supplemented effective January 29, 2015, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Sub-Adviser” means Nuveen Asset Management, LLC, the Fund’s sub-adviser, which is a subsidiary of the Investment Adviser.

“Tender and Paying Agent” means The Bank of New York Mellon or, with the prior written consent of the Purchaser (which consent shall not be unreasonably withheld), any successor Person, which has entered into an agreement with the Fund to act in such capacity as the Fund’s tender agent, transfer agent, registrar, dividend disbursing agent, paying agent, redemption price disbursing agent and calculation agent in connection with the payment of regularly scheduled dividends with respect to Series 1 VRDP Shares.

“TOB Increase Event” has the meaning set forth in Section 6.13.

“Transition Remarketing” has the meaning set forth in the Notice.

“Voting Trust” has the meaning set forth in Section 2.3(b).

“Week” means a period of seven (7) consecutive calendar days.

“Withdrawing Rating Agency” has the meaning set forth in Section 6.19.

“written” or “in writing” means any form of written communication, including communication by means of telex, telecopier or electronic mail.

1.1
Incorporation of Certain Definitions by Reference

Each capitalized term used herein and not otherwise defined herein shall have the meaning provided therefor (including by incorporation by reference) in the Notice.

ARTICLE II
PURCHASE AND TRANSFERS, COSTS AND EXPENSES; ADDITIONAL FEES

2.1
Purchase and Transfer of the Series 1 VRDP Shares

(a)
On the Effective Date the Purchaser will acquire 810 of the Series 1 VRDP Shares sold by the Remarketing Agent to the Purchaser in a transaction (which, based upon the representations of the Fund and the Purchaser herein, is exempt from registration under the Securities Act), by payment of the Purchase Price in immediately available funds to the Remarketing Agent through the account of its agent at the Securities Depository.

(b)
The Purchaser agrees that it may make offers and sales of the Series 1 VRDP Shares in compliance with the Securities Act and applicable state securities laws only to (1)(i) Persons that it reasonably believes are QIBs that are registered closed-end management investment companies, the common shares of which are traded on a national securities exchange (“Closed-End Funds”), banks (or affiliates of banks), insurance companies or registered open-end management investment companies, in each case, pursuant to Rule 144A or another available exemption from registration under the Securities Act, in a manner not involving any public offering within the meaning of Section 4(a)(2) of the Securities Act, (ii) tender option bond trusts in which all investors are Persons that the Purchaser reasonably believes are QIBs that are Closed-End Funds, banks (or affiliates of banks), insurance companies or registered open-end management investment companies or (iii) other investors with the prior written consent of the Fund and (2) unless the prior written consent of the Fund and the Majority Participants has been obtained, Persons that are not Nuveen Persons if such Nuveen Persons would, after such sale and transfer, own more than 20% of the Outstanding Series 1 VRDP Shares. Any transfer in violation of the foregoing restrictions shall be void ab initio. In connection with any transfer of the Series 1 VRDP Shares, other than a transfer to the Purchaser, each transferee (including, in the case of a tender option bond trust, the depositor or trustee or other fiduciary thereunder acting on behalf of such transferee) will be required to deliver to the Fund a transferee certificate set forth as Exhibit C. For all purposes under this Agreement, the Statement and the Notice, the Fund shall be deemed to have notice only of any transfer for which a transferee certificate as set forth as Exhibit C is delivered.

2.2
Purchase Obligation

The Fund and the Purchaser acknowledge and agree that the Series 1 VRDP Shares do not have the benefit of a demand feature pursuant to any Purchase Obligation (as defined in the Statement).

2.3
Operating Expenses; Fees

(a)
The Fund shall pay amounts due to be paid by it hereunder (including any incidental expenses but not including redemption or dividend payments on the Series 1 VRDP Shares) as operating expenses.

(b)
The Fund shall pay up to $35,000 of the fees and expenses of the Purchaser’s outside counsel in connection with the negotiation and documentation of the transactions contemplated by this Agreement.

2.4
Additional Fee for Failure to Comply with Reporting Requirement

For so long as the Purchaser (or an affiliate thereof) is a Holder or Designated Owner of any Outstanding Series 1 VRDP Shares, if the Fund fails to comply with the reporting requirements set forth in Section 6.1(o) or 6.1(p) (except as a result of a Force Majeure Exception) and such failure is not cured on the Business Day after written notification to the Fund by the Purchaser of such failure (a “Reporting Failure”), the Fund shall pay to the Purchaser on the Dividend Payment Date occurring in the month immediately following a month in which a Reporting Failure occurs or is continuing a fee, calculated in respect of each Week (or portion thereof) during such month in respect of such Reporting Failure and beginning on the date of such Reporting Failure, equal to the product of (a) the Fee Rate, times (b) the aggregate average daily Liquidation Preference of the Series 1 VRDP Shares held by the Purchaser during such Week or portion thereof, times (c) the quotient of the number of days in such Week or portion thereof divided by the number of calendar days in the year in which such Week or portion thereof occurs. Notwithstanding the foregoing, in no event shall (i) the Fee Rate in respect of the fee payable pursuant to this Section 2.4 for any Week plus the Applicable Spread on the Series 1 VRDP Shares for such Week exceed 5.85% (exclusive of any Additional Amount Payments or Additional New Jersey Amount Payments), (ii) the Fee Rate in respect of the fee payable pursuant to this Section 2.4 for any Week plus the Dividend Rate for the Series 1 VRDP Shares for such Week exceed 15% (exclusive of any Additional Amount Payments or Additional New Jersey Amount Payments), (iii) the Fund be required to calculate or pay a fee in respect of more than one Reporting Failure in any Week or (iv) any payment be made under this Section 2.4 that would cause the Fund to violate the terms of any series of its Outstanding Preferred Shares as a result of the Fund’s failure to have paid any distribution then required to be paid on any series of its outstanding Preferred Shares, provided that the Fund shall pay all accrued and unpaid amounts otherwise payable under this Section 2.4 when such amounts may be paid under the terms of its outstanding Preferred Shares following the cure of any such failure to pay distributions thereunder.

ARTICLE III
CONDITIONS TO EFFECTIVE DATE

It shall be a condition to the purchase of the Series 1 VRDP Shares and the Effective Date that each of the following conditions shall have been satisfied or waived as of such date, and upon such satisfaction or waiver, this Agreement shall be effective:

(a)
this Agreement shall have been duly executed and delivered by the parties hereto;

(b)
the Series 1 VRDP Shares shall have a long-term issue credit rating of AAA from Fitch and a long-term issue credit rating of Aa2 from Moody’s on the Effective Date;

(c)
receipt by the Purchaser of executed originals, or copies certified by a duly authorized officer of the Fund to be in full force and effect and not otherwise amended, of all Related Documents, as in effect on the Effective Date, and an incumbency certificate with respect to the authorized signatories thereto;

(d)
receipt by the Purchaser of opinions of counsel for the Fund, substantially to the effect of Exhibits A-1, A-2 and A-3;

(e)
receipt by the Purchaser of an opinion of counsel for the Tender and Paying Agent substantially to the effect of Exhibit A-4;

(f)
except as disclosed in the Remarketing Memorandum, there shall not be any pending or threatened material litigation (unless such pending or threatened litigation has been determined by the Purchaser to be acceptable);

(g)
the fees and expenses payable on the Effective Date pursuant to Section 2.3(b) shall have been paid on the Effective Date, subject to the prior receipt of an invoice;

(h)
the Purchaser, in its reasonable discretion, shall be satisfied that no change in law, rule or regulation (or their interpretation or administration), in each case, shall have occurred which will adversely affect the consummation of the transaction contemplated by this Agreement;

(i)
there shall have been delivered to the Purchaser any additional documentation and financial information, including satisfactory responses to its due diligence inquiries, as it deems relevant;

(j)
there shall have been delivered to the Purchaser such information and copies of documents, approvals (if any) and records certified, where appropriate, of trust proceedings as the Purchaser may have requested relating to the Fund’s entering into and performing this Agreement and the other Related Documents to which it is a party, and the transactions contemplated hereby and thereby; and

(k)
the Purchaser shall have delivered the documents described in Exhibit E.

The Fund and the Purchaser agree that consummation of the purchase and sale of the Series 1 VRDP Shares pursuant to this Agreement shall constitute acknowledgment that the foregoing conditions have been satisfied or waived.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE FUND

The representations and warranties set out in this Article IV are given hereunder by the Fund to the Purchaser as of the Effective Date.

4.1
Existence

The Fund is existing and in good standing as a voluntary association with transferable shares of beneficial interest commonly known as a “Massachusetts business trust,” under the laws of the Commonwealth of Massachusetts, with full right and power to issue the Series 1 VRDP Shares and to execute, deliver and perform its obligations under this Agreement and each other Related Document.

4.2
Authorization; Contravention

The execution, delivery and performance by the Fund of this Agreement and each other Related Document are within the Fund’s powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any governmental body, agency or official except such as have been taken or made and do not violate or contravene, or constitute a default under, any provision of applicable law, charter, ordinance or regulation or of any material agreement, judgment, injunction, order or decree or other material instrument binding upon the Fund or result in the creation or imposition of any lien or encumbrance on any asset of the Fund.

4.3
Binding Effect

This Agreement constitutes a valid and binding agreement of the Fund, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) the availability of equitable remedies may be limited by equitable or public policy principles of general applicability, it being understood that the enforceability of indemnification provisions may be subject to limitations imposed under applicable securities laws. The Series 1 VRDP Shares have been duly authorized and are validly issued by the Fund and fully paid and nonassessable, except that, as described in the Remarketing Memorandum, shareholders of a Massachusetts business trust may under certain circumstances be held liable for its obligations, and are free of any preemptive or similar rights.

4.4
Financial Information

The financial statements of the Fund as of its most recent fiscal year-end, and the auditors’ report with respect thereto, copies of which have heretofore been furnished to the Purchaser, fairly present in all material respects the financial condition of the Fund, at such date and for such period, and were prepared in accordance with accounting principles generally accepted in the United States, consistently applied (except as required or permitted and disclosed). Since the most recent fiscal year-end of the Fund, there has been no material adverse change in the condition (financial or otherwise) or operations of the Fund, except as disclosed in the Remarketing Memorandum, other than changes in the general economy or changes affecting the market for municipal securities or investment companies generally. Any financial, budget and other projections furnished to the Purchaser were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair and reasonable in light of conditions existing at the time of delivery of such financial, budget or other projections, and represented, and as of the date of this representation, represent, the Fund’s reasonable best estimate of the Fund’s future financial performance.

4.5
Litigation

Except as disclosed in the Remarketing Memorandum or in a schedule delivered to the Purchaser prior to the Effective Date, no action, suit, proceeding or investigation is pending or (to the best knowledge of the Fund) overtly threatened in writing against the Fund in any court or before any governmental authority (i) in any way contesting or that, if decided adversely, would affect the validity of any Related Document, including this Agreement; or (ii) in which a final adverse decision would materially adversely affect provisions for or materially adversely affect the sources for payment of the Liquidation Preference of or dividends and other distributions on the Series 1 VRDP Shares.

4.6
Consents

All consents, licenses, approvals, validations and authorizations of, and registrations, validations or declarations by or with, any shareholder, court or any governmental agency, bureau or agency required to be obtained or made in connection with the execution, delivery, performance, validity or enforceability of this Agreement and the other Related Documents (including the Series 1 VRDP Shares) by or against the Fund have been obtained or made and are in full force and effect.

4.7
Incorporation of Additional Representations and Warranties

As of the Effective Date, the Fund hereby makes to the Purchaser the representations and warranties included in Annex A hereto, which representations and warranties are hereby incorporated by reference herein.

4.8
Complete and Correct Information

All information, reports and other papers and data with respect to the Fund furnished to the Purchaser (other than financial information and financial statements, which are covered solely by Section 4.4 of this Agreement) were, at the time the same were so furnished, complete and correct in all material respects. No fact is known to the Fund that materially and adversely affects or in the future may (so far as it can reasonably foresee) materially and adversely affect the Series 1 VRDP Shares, or the Fund’s ability to pay or otherwise perform when due its obligations under this Agreement, any of the Series 1 VRDP Shares and the other Related Documents, that has not been set forth in the Remarketing Memorandum or in the financial information and other documents referred to in Section 4.4 or this Section 4.8 or in such information, reports, papers and data or otherwise made available or disclosed in writing to the Purchaser. Taken as a whole, the documents furnished and statements made by the Fund in connection with the negotiation, preparation or execution of this Agreement and the other Related Documents do not contain untrue statements of material facts or omit to state material facts necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

4.9
Remarketing Memorandum

The Remarketing Memorandum, true copies of which have heretofore been delivered to the Purchaser, when considered together with this Agreement and the other information made available or disclosed in writing to the Purchaser prior to the Effective Date in connection with this Agreement, does not contain any untrue statement of a material fact and such Remarketing Memorandum does not omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

4.10
1940 Act Registration

The Fund is duly registered as a closed-end management investment company under the 1940 Act and such registration is in full force and effect.

4.11
Effective Leverage Ratio; Asset Coverage

As of the Effective Date, the Fund is in compliance with the Effective Leverage Ratio and the Asset Coverage as required by Section 2.3 of the Notice.

In connection with calculating the Effective Leverage Ratio, the Fund’s total assets and accrued liabilities reflect the positive or negative net obligations of the Fund under each Derivative Contract determined in accordance with the Fund’s valuation policies.

4.12
Investment Policies

As of the Effective Date, the Fund owns only Eligible Assets.

4.13
Credit Quality

As of the Effective Date, the Fund has not invested more than 20% of its Managed Assets in Municipal Securities that at the time of investment were rated Below Investment Grade or were unrated by any NRSRO but judged to be of comparable quality by the Investment Adviser, provided that the Fund has no investments in any securities that are not Municipal Securities that, at the time of investment, were rated Below Investment Grade or were unrated by any NRSRO but judged to be of comparable quality by the Investment Adviser.

4.14
Due Diligence

The Fund understands that nothing in this Agreement, the Remarketing Memorandum, or any other materials presented to the Fund in connection with the purchase and sale of the Series 1 VRDP Shares constitutes legal, tax or investment advice from the Purchaser. The Fund has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its sale of the Series 1 VRDP Shares.

4.15
Certain Fees

The Fund acknowledges that, other than the fees and expenses payable pursuant to this Agreement and any fees or amounts payable to the Remarketing Agent and, if applicable, the Transition Remarketing Agent by the Fund, no brokerage or finder’s fees or commissions are or will be payable by the Fund or, to the Fund’s knowledge, by the Purchaser to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The representations and warranties set out in this Article V are given hereunder by the Purchaser to the Fund as of the Effective Date.

5.1
Existence

The Purchaser is existing and in good standing as a corporation under the laws of the State of Delaware. The Purchaser has all requisite power and authority to execute and deliver, and to perform its obligations under, this Agreement.

5.2
Authorization; Contravention

The execution, delivery and performance by the Purchaser of this Agreement are within the Purchaser’s powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any governmental body, agency or official except such as have been taken or made, and do not violate or contravene, or constitute a default under, any provision of applicable law, charter, ordinance or regulation or of any agreement, judgment, injunction, order, decree or other instrument, binding upon the Purchaser, except for such violations, contraventions or defaults that would not have a material adverse effect on the Purchaser’s ability to perform its obligations under this Agreement.

5.3
Binding Effect

This Agreement constitutes a valid and binding agreement of the Purchaser, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability, it being understood that the enforceability of indemnification provisions, if any, may be subject to limitations imposed under applicable securities laws.

5.4
Own Account

The Purchaser understands that the Series 1 VRDP Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities laws and the Purchaser is acquiring the Series 1 VRDP Shares as principal for its own account and not with a view to or for the purpose of distributing or reselling such securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Series 1 VRDP Shares in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Series 1 VRDP Shares in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting the Purchaser’s right to transfer the Series 1 VRDP Shares in compliance with the transfer limitations of this Agreement in compliance with applicable federal and state securities laws).

5.5
Litigation

Except as disclosed in a schedule delivered to the Fund prior to the Effective Date, no action, suit, proceeding or investigation is pending or (to the best knowledge of the Purchaser) overtly threatened in writing against the Purchaser in any court or before any governmental authority in any way contesting or that, if decided adversely, would affect the validity of this Agreement.

5.6
Consents

All consents, licenses, approvals, validations and authorizations of, and registrations, validations or declarations by or with, any court or any regulatory, supervisory or governmental agency or bureau required to be obtained by the Purchaser in connection with (i) the performance by the Purchaser of, or the execution and delivery by, or the validity or enforceability against, the Purchaser of, this Agreement and (ii) the purchase by the Purchaser of the Series 1 VRDP Shares have been obtained or made and are in full force and effect.

5.7
The Purchaser’s Status

At the time the Purchaser was offered the Series 1 VRDP Shares, it was, and as of the Effective Date it is: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act and (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

5.8
Experience of the Purchaser

The Purchaser has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Series 1 VRDP Shares, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Series 1 VRDP Shares and, at the present time, is able to afford a complete loss of such investment.

5.9
Certain Transactions

Other than consummating the transactions contemplated by this Agreement, the Purchaser has not directly or indirectly executed, nor has any Person acting on its behalf or pursuant to any understanding with the Purchaser executed, any other purchases of securities of the Fund which may be integrated with the transactions contemplated by this Agreement.

5.10
Access to Information

The Purchaser acknowledges that it has had access to and has reviewed all information, documents and records that the Purchaser has deemed necessary in order to make an informed investment decision with respect to an investment in the Series 1 VRDP Shares. The Purchaser has had the opportunity to ask representatives of the Fund certain questions and request certain additional information regarding the terms and conditions of such investment and the finances, operations, business and prospects of the Fund and has had any and all such questions and requests answered to the Purchaser’s satisfaction; and the Purchaser understands the risks and other considerations relating to such investment.

5.11
Due Diligence

The Purchaser acknowledges that it has sole responsibility for its own due diligence investigation and its own investment decision relating to the Series 1 VRDP Shares. The Purchaser understands that nothing in this Agreement, the Remarketing Memorandum, or any other materials presented to the Purchaser in connection with the purchase and sale of the Series 1 VRDP Shares constitutes legal, tax or investment advice from the Fund. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Series 1 VRDP Shares.

5.12
Certain Fees

The Purchaser acknowledges that, other than the fees and expenses payable pursuant to this Agreement and any fees or amounts payable to the Remarketing Agent and, if applicable, the Transition Remarketing Agent by the Fund, no brokerage or finder’s fees or commissions are or will be payable by the Purchaser or, to the Purchaser’s knowledge, by the Fund to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.

ARTICLE VI
COVENANTS OF THE FUND

The Fund agrees that, so long as there is any amount payable hereunder or the Purchaser owns any Outstanding Series 1 VRDP Shares:

6.1
Information

Without limiting the other provisions of this Agreement, the Fund will deliver, or direct the Tender and Paying Agent to deliver, to the Purchaser:

(a)
as promptly as practicable after the preparation and filing thereof with the Securities and Exchange Commission (the “SEC”), each annual and semi-annual report prepared with respect to the Fund, which delivery may be made by the electronic availability of any such document on the SEC’s website or another public website;

(b)
notice of any change in (including being put on Credit Watch or Watchlist), or suspension or termination of, the ratings on the Series 1 VRDP Shares by any Rating Agency (and any corresponding change in the Rating Agency Guidelines applicable to the Series 1 VRDP Shares associated with any such change in the rating from any Rating Agency) or any change of a Rating Agency rating the Series 1 VRDP Shares, as promptly as practicable upon the occurrence thereof;

(c)
notice of any redemption or other repurchase of any or all of the Series 1 VRDP Shares as provided in the Notice;

(d)
notice of any proposed amendments to or waivers of any of the Related Documents at such time as the amendments or waivers are sent to other parties whose approval is required for such amendment or waiver and in any event not less than ten (10) Business Days prior to the effectiveness of any proposed amendment or waiver and copies of all such actual amendments or waivers within five (5) Business Days of being signed or, in each case, as provided in the relevant document;

(e)
notice of any missed, reduced or deferred dividend payment on the Series 1 VRDP Shares that remains uncured for more than three (3) Business Days as soon as reasonably practicable, but in no event later than one (1) Business Day after expiration of the foregoing grace period;

(f)
notice of the failure to make any deposit provided for under and in accordance with Section 2.4(d) of the Notice in respect of a properly noticed redemption as soon as reasonably practicable, but in no event later than two (2) Business Days after discovery of such failure to make any such deposit;

(g)
notice of non-compliance with the Rating Agency Guidelines (if applicable) for more than five (5) Business Days as soon as reasonably practicable, but in no event later than one (1) Business Day after expiration of the foregoing grace period;

(h)
notice of the inclusion of any net capital gains or ordinary income taxable for regular federal income tax purposes in any dividend on the Series 1 VRDP Shares when such notice is required to be delivered to the Tender and Paying Agent in accordance with Section 2.9 of the Notice;

(i)
notice of any change to any investment adviser or sub-adviser of the Fund within two (2) Business Days after a resignation or a notice of removal has been sent by or to any investment adviser or sub-adviser;

(j)
notice of any proxy solicitation as soon as reasonably practicable, but in no event later than five (5) Business Days after the mailing thereof;

(k)
notice one (1) Business Day after the occurrence thereof of (i) the failure of the Fund to pay the amount due on any “senior securities” (as defined under the 1940 Act) or other indebtedness not constituting a senior security at the time outstanding beyond any period of grace or cure with respect thereto; (ii) the failure of the Fund to pay, or the Fund admitting in writing its inability to pay, its debts generally as they become due; or (iii) the failure of the Fund to pay accumulated dividends on any Preferred Shares ranking pari passu with the Series 1 VRDP Shares beyond any period of grace or cure with respect thereto;

(l)
notice of a material breach of any representation, warranty or covenant of the Fund contained in this Agreement, including any breach by the Fund of the restrictions in Section 6.13 on the Fund’s use of tender option bond trusts, the Statement or the Notice, as soon as reasonably practicable, but in no event later than five (5) days, after knowledge of senior management of the Fund or the Investment Adviser thereof;

(m)
notice of any litigation, administrative proceeding or business development which may reasonably be expected to materially adversely affect the Fund’s business, properties or affairs or the ability of the Fund to perform its obligations as set forth hereunder or under any of the other Related Documents to which it is a party or by which it is bound as soon as reasonably practicable, but in no event later than ten (10) days, after knowledge of senior management of the Fund or the Investment Adviser thereof;

(n)
upon request of the Purchaser, copies of any material that the Fund has delivered to each Rating Agency which is then rating the Series 1 VRDP Shares at such times and containing such information as set forth in the respective Rating Agency Guidelines as soon as reasonably practicable following receipt of such request;

(o)
by the third Business Day after the fifteenth (15th) and last day of each month (each a “Reporting Date”), a report of portfolio holdings of the Fund as of each such Reporting Date, prepared on a basis substantially consistent with the periodic reports of portfolio holdings of the Fund prepared for financial reporting purposes;

(p)
by the third Business Day after the fifteenth (15th) and last day of each month, the information set forth in Exhibit D to this Agreement and a calculation of the Effective Leverage Ratio and the Asset Coverage of the Fund as of the close of business of each Business Day since the date of the last report issued pursuant to this Section 6.1(p); and upon the failure of the Fund to maintain Asset Coverage as provided in Section 2.3(a) of the Notice or the Effective Leverage Ratio as required by Section 2.3(c) of the Notice and Section 6.13 hereof, notice of such failure within one (1) Business Day of the occurrence thereof;

(q)
notice of the Fund’s failure to declare a dividend on the Series 1 VRDP Shares on any day no later than 11:00 a.m. (New York City time) on the Business Day after the occurrence of such failure; and

(r)
from time to time such additional information regarding the financial position, results of operations or prospects of the Fund as the Purchaser may reasonably request including, without limitation, copies of all offering memoranda or other offering material with respect to the sale of any securities of the Fund as soon as reasonably practicable, but in no event later than ten (10) days after a request.

All information, reports and other papers, documentation and data with respect to the Fund furnished to the Purchaser pursuant to this Section 6.1 shall be, at the time the same are so furnished, complete and correct in all material respects and, when considered with all other material delivered to the Purchaser under this Agreement or made available pursuant to the Due Diligence Process, will not contain untrue statements of material facts or omit to state material facts necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. For purposes of Sections 6.1(o) and 6.1(p), references to any day that is not a Business Day shall mean the next preceding Business Day.

6.2
No Amendment or Certain Other Actions Without Consent of the Purchaser

So long as the Purchaser (or any affiliate thereof) is the Holder or Designated Owner of 100% of the Series 1 VRDP Shares, without the prior written consent of the Purchaser, the Fund will not agree to, consent to or permit any amendment, supplement, modification or repeal of the Statement to the extent applicable to the Special Rate Period to which this Agreement relates or the Notice or any provision of either thereof, nor waive any provision of either thereof.

6.3
Maintenance of Existence

The Fund shall continue to maintain its existence as a business trust under the laws of the Commonwealth of Massachusetts, with full right and power to issue the Series 1 VRDP Shares and to execute, deliver and perform its obligations under this Agreement and each other Related Document.

6.4
Tax Status of the Fund

The Fund will qualify as a “regulated investment company” within the meaning of Section 851(a) of the Code and the dividends made with respect to the Series 1 VRDP Shares will qualify as “exempt interest dividends” to the extent they are reported as such by the Fund and permitted by Section 852(b)(5)(A) of the Code.

6.5
Payment Obligations

The Fund shall promptly pay or cause to be paid all amounts payable by it hereunder and under the other Related Documents, according to the terms hereof and thereof, shall take such actions as may be necessary to include all payments hereunder and thereunder which are subject to appropriation in its budget and make full appropriations related thereto, and shall duly perform each of its obligations under this Agreement and the other Related Documents. All payments of any sums due hereunder shall be made in the amounts required hereunder without any reduction or setoff, notwithstanding the availability of any right of recoupment or setoff or of any counterclaim by the Fund, each of which is hereby waived.

6.6
Compliance With Law

The Fund shall comply with all laws, ordinances, orders, rules and regulations that may be applicable to it if the failure to comply could have a material adverse effect on the Fund’s ability to pay or otherwise perform when due its obligations under this Agreement, any of the Series 1 VRDP Shares, or any of the other Related Documents.

6.7
Maintenance of Approvals: Filings, Etc.

The Fund shall at all times maintain in effect, renew and comply with all the terms and conditions of all consents, filings, licenses, approvals and authorizations as may be necessary under any applicable law or regulation for its execution, delivery and performance of this Agreement and the other Related Documents to which it is a party or by which it is bound.

6.8
Inspection Rights

The Fund shall, at any reasonable time and from time to time, upon reasonable notice, permit the Purchaser or any agents or representatives thereof, at the Fund’s expense, to examine and make copies of the records and books of account related to the transactions contemplated by this Agreement, to visit its properties and to discuss its affairs, finances and accounts with any of its officers and independent accountants, to the extent permitted by law, provided, however, that the Fund shall not be required to pay for more than one inspection per fiscal year. The Fund will not unreasonably withhold its authorization for its independent accountants to discuss its affairs, finances and accounts with the Purchaser.

All information, reports and other papers, documentation and data with respect to the Fund furnished to the Purchaser pursuant to this Section 6.8 shall be, at the time the same are so furnished, complete and correct in all material respects and, when considered with all other material delivered to the Purchaser under this Agreement or made available pursuant to the Due Diligence Process, will not contain untrue statements of material facts or omit to state material facts necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

6.9
Litigation, Etc.

The Fund shall give prompt notice in writing to the Purchaser of any litigation, administrative proceeding or business development which is reasonably expected to materially adversely affect its business, properties or affairs or to impair the ability of the Fund to perform its obligations as set forth hereunder or under any of the other Related Documents.

All information, reports and other papers, documentation and data with respect to the Fund furnished to the Purchaser pursuant to this Section 6.9 shall be, at the time the same are so furnished, complete and correct in all material respects and, when considered with all other material delivered to the Purchaser under this Agreement or made available pursuant to the Due Diligence Process, will not contain untrue statements of material facts or omit to state material facts necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

6.10
1940 Act Registration

The Fund shall maintain its valid registration as a registered closed-end company under the 1940 Act in full force and effect.

6.11
Eligible Assets

The Fund shall make investments only in the Eligible Assets, in accordance with the Fund’s investment objectives and the investment policies set forth in the Remarketing Memorandum, as such investment objectives and investment policies may be modified in accordance with the 1940 Act and applicable law and, if applicable, the Related Documents.

6.12
Credit Quality

Unless the Fund receives the prior written consent of the Liquidity Provider (such consent to be determined in the Liquidity Provider’s good faith discretion), the Fund will not invest more than 20% of its Managed Assets in Municipal Securities that, at the time of investment, are rated Below Investment Grade or are unrated by any NRSRO but judged to be of comparable quality by the Investment Adviser, provided that the Fund will not invest in any securities that are not Municipal Securities that, at the time of investment, are rated Below Investment Grade or are unrated by any NRSRO but judged to be of comparable quality by the Investment Adviser.

6.13
Maintenance of Effective Leverage Ratio

For so long as the Fund fails to provide the information required under Sections 6.1(o) and 6.1(p), the Purchaser may, in its sole discretion, calculate, for purposes of Section 2.3(c) of the Notice, the Effective Leverage Ratio using the most recently received information required to be delivered pursuant to Sections 6.1(o) and 6.1(p) and the Market Values of securities determined by the third-party pricing service that provided such Market Values to the Fund on the most recent date that information was properly provided by the Fund pursuant to the requirements of Section 6.1(o) and 6.1(p) and any information made publicly available by the Fund relevant to the calculation of the Effective Leverage Ratio. The Effective Leverage Ratio as and if so calculated by the Purchaser in such instances shall be binding on the Fund. If required based on such calculations, the Fund shall restore the Effective Leverage Ratio as provided in Section 2.4(b)(ii) of the Notice.

In connection with calculating the Effective Leverage Ratio, the Fund’s total assets and accrued liabilities shall reflect the positive or negative net obligations of the Fund under each Derivative Contract determined in accordance with the Fund’s valuation policies.

Except as provided below, unless the Fund receives the prior written consent of the Purchaser, the Fund shall not (x) deposit assets of the Fund into a new tender option bond trust or deposit additional assets of the Fund into an existing tender option bond trust, in each case providing for the issuance of floating rate trust certificates and regardless of (i) whether the sponsor/trustor for the tender option bond trust is the Fund or any affiliate thereof or any unaffiliated entity, (ii) the identity of the holder of the associated residual floating rate trust certificates issued by any such tender option bond trust or (iii) whether such deposit is effected indirectly through the use of a custodial arrangement pursuant to which the Fund’s assets are represented by custodial receipts deposited into such tender option bond trust or (y) acquire residual floating rate trust certificates issued by any tender option bond trust (each of clauses (x) and (y), a “TOB Increase Event”), if, after giving effect to any such deposit and the issuance of the floating rate trust certificates and associated residual floating rate trust certificates by such tender option bond trust or any such acquisition of residual floating rate trust certificates, the Effective Leverage Ratio of the Fund would exceed 42% as of the date of issuance of such trust certificates or the date of acquisition of such residual floating rate trust certificates, provided that, the Fund may consummate a TOB Increase Event without the prior written consent of the Purchaser notwithstanding that after giving effect to the deposit of assets and the issuance of floating rate trust certificates and associated residual floating rate trust certificates or the acquisition of residual floating rate trust certificates, in each case, in connection with such TOB Increase Event, the Effective Leverage Ratio of the Fund would exceed 42% (so long as it would not exceed 45% ), if, as of the close of business on the third Business Day after the trade date for the TOB Increase Event, the numerator of the Effective Leverage Ratio of the Fund is equal to or less than the numerator of the Effective Leverage Ratio of the Fund as of the close of business on the Business Day immediately preceding the trade date for the TOB Increase Event. For the avoidance of doubt, the numerator of the Effective Leverage Ratio is paragraph (A) of the definition of Effective Leverage Ratio.

6.14
Tender and Paying Agent

The Fund shall use its commercially reasonable best efforts to engage at all times a Tender and Paying Agent to perform the duties to be performed by the Tender and Paying Agent specified herein and in the Notice.

6.15
Cooperation in the Sale of the Series 1 VRDP Shares

The Fund will comply with reasonable due diligence requests from the Purchaser in connection with any proposed sale by the Purchaser of the Series 1 VRDP Shares in a transaction exempt from registration under the Securities Act and otherwise permitted by this Agreement, provided that (i) the Fund need not comply with any such request more than twice in any period of twelve consecutive months, and (ii) any prospective purchaser of the Series 1 VRDP Shares from the Purchaser (including an affiliate of the Purchaser) shall execute a confidentiality agreement substantially to the effect of Section 7.13 hereof prior to receiving any due diligence materials provided pursuant to such due diligence request.

All information, reports and other papers, documentation and data with respect to the Fund furnished to the Purchaser pursuant to this Section 6.15 shall be, at the time the same are so furnished, complete and correct in all material respects and, when considered with all other material delivered to the Purchaser under this Agreement or made available pursuant to the Due Diligence Process, will not contain untrue statements of material facts or omit to state material facts necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

6.16
[Reserved]

6.17
Securities Depository

The Fund agrees to use its best efforts to maintain settlement of the Series 1 VRDP Shares in global book entry form through the Securities Depository or such other clearance system acceptable to the Purchaser.

6.18
Future Agreements

The Fund shall promptly, at the request of the Purchaser, enter into an agreement, on terms mutually satisfactory to the Fund and the Purchaser, of the type specified in Section 12(d)(1)(E)(iii) of the 1940 Act, so as to permit the Purchaser or any transferee satisfying the requirements set forth in Section 2.1 to rely on the provisions of Section 12(d)(1)(E)(iii) of the 1940 Act.

ARTICLE VII
MISCELLANEOUS

7.1
Notices

All notices, requests and other communications to any party hereunder shall be in writing (including telecopy, electronic mail or similar writing), except in the case of notices and other communications permitted to be given by telephone, and shall be given to such party at its address or telecopy number or email address set forth below or such other address or telecopy number or email address as such party may hereafter specify for the purpose by notice to the other parties. Each such notice, request or other communication shall be effective when delivered at the address specified in this Section; provided that notices to the Purchaser under Section 6.1 shall not be effective until received in writing; except as otherwise specified, notices under Section 6.1 may be given by telephone to the Purchaser at the telephone numbers listed below (or such other telephone numbers as may be designated by the Purchaser, by written notice to the Fund, to receive such notice), immediately confirmed in writing, including by fax or electronic mail. The notice address for each party is specified below:

(a)
if to the Fund:

Nuveen New Jersey Quality Municipal Income Fund
333 W. Wacker Drive; Suite 3200
Chicago, IL 60606
Attention: Nathaniel Jones, Vice President and Treasurer
Telephone: 312.917.9778
Facsimile: 312.917.7792
Email: nathan.jones@nuveen.com

Nuveen New Jersey Quality Municipal Income Fund

333 W. Wacker Drive; Suite 3300
Chicago, IL 60606
Attention: Gifford R. Zimmerman, Legal Department
Telephone: (312) 917-7945
Facsimile: (312) 917- 7952
Email: giff.zimmerman@nuveen.com

(b)
if to the Purchaser:

Toronto-Dominion Investments, Inc.
31 West 52nd Street
New York, New York 10019
Attention: Paul Beltrame, Managing Director, Credit Management
Tel: (212) 827-7709
Fax: (212) 827-7244
Email: fundreporting@tdsecurities.com, muniops@tdsecurities.com and TDSFinance-NewYork@tdsecurities.com

Amounts payable hereunder to the Fund shall be paid by the Purchaser in immediately available funds by wire transfer to the Fund in accordance with the following instructions:

Wire Instructions:

Currency Code:	[***]
Receiving Bank Name:	[***]
Receiving Bank BIC Code:	[***]
Beneficiary Account Number:	[***]
Beneficiary Account Name:	[***]

Amounts payable hereunder to the Purchaser shall be paid by the Fund in immediately available funds by wire transfer to the Purchaser in accordance with the following instructions:

Wire Instructions:

[***]

7.2
No Waivers

(a)
The obligations of the Fund hereunder shall not in any way be modified or limited by reference to any other document, instrument or agreement (including, without limitation, the Series 1 VRDP Shares or any other Related Document). The rights of the Purchaser hereunder are separate from and in addition to any rights that any Holder or Designated Owner of any Series 1 VRDP Share may have under the terms of such Series 1 VRDP Share or any other Related Document or otherwise.

(b)
No failure or delay by the Fund or the Purchaser in exercising any right, power or privilege hereunder or under the Series 1 VRDP Shares shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No failure or delay by the Fund or the Purchaser in exercising any right, power or privilege under or in respect of the Series 1 VRDP Shares or any other Related Document shall affect the rights, powers or privileges of the Fund or the Purchaser hereunder or shall operate as a limitation or waiver thereof. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

7.3
Expenses and Indemnification

(a)
The Fund shall upon demand either, as the Purchaser may require, pay in the first instance or reimburse the Purchaser (to the extent that payments for the following items are not made under the other provisions hereof) for all reasonable out-of-pocket expenses (including reasonable fees and costs of outside counsel, and reasonable consulting, accounting, appraisal, investment banking, and similar professional fees and charges) incurred by the Purchaser in connection with the enforcement of or preservation of rights under this Agreement and the other Related Documents. The Fund shall not be responsible under this Section 7.3(a) for the fees and costs of more than one law firm in any one jurisdiction with respect to any one proceeding or set of related proceedings for the Purchaser, unless the Purchaser shall have reasonably concluded that there are legal defenses available to it that are different from or additional to those available to the Fund.

(b)
The Fund agrees to indemnify and hold harmless the Purchaser and each other Indemnified Person of the Purchaser from and against any losses, claims, damages, liabilities and expenses incurred by them (including reasonable fees and disbursements of outside counsel) which (i) are related to or arise out of (A) any untrue statements or alleged untrue statements made or any statements omitted or alleged to have been omitted to be made in the Remarketing Memorandum (including any documents incorporated by reference therein), (B) actions taken or omitted to be taken by the Fund in connection with the transactions contemplated by this Agreement and the Notice, (C) actions taken or omitted to be taken by the Purchaser or another Indemnified Person of the Purchaser at the indemnifying party’s direction or with the indemnifying party’s consent or (ii) are otherwise related to or arise out of or in connection with, the proposed transactions giving rise to or contemplated by this Agreement (including, without limitation, pursuant to the other Related Documents), including modifications or future additions to this Agreement and the other Related Documents, or other related activities, including the acquisition by the Purchaser of Series 1 VRDP Shares that are subject to prior liens, security interests or claims of any Person other than the Purchaser, except for consensual liens or other security interests as may be created by the Purchaser (and the Purchaser agrees that the rights of the Fund shall be subrogated to the rights of the Purchaser in respect of any payments made in respect of any such prior liens, security interests or claims to the extent of any indemnification payments made by the Fund), and to promptly reimburse the Liquidity Provider or any other Indemnified Person of the Purchaser for all expenses (including reasonable fees and disbursements of outside counsel) as incurred by such Indemnified Person in connection with investigating, preparing or defending any such action or claim, whether or not in connection with pending or threatened litigation in which any such Indemnified Person is a party. The indemnifying party will not, however, be responsible for any losses, claims, damages, liabilities or expenses of any such Indemnified Person to the extent the same resulted pursuant to clause (ii) of the preceding sentence to the extent the same resulted from the gross negligence, bad faith or willful misconduct of such Indemnified, as determined in a non-appealable final judgment by a court of competent jurisdiction.

(c)
The indemnifying party also agrees that if any indemnification sought by an Indemnified Person pursuant to this Agreement is unavailable or insufficient, for any reason, to hold harmless the Indemnified Persons in respect of any losses, claims, damages or liabilities (or actions in respect thereof), then the indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, liabilities, damages and expenses (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the Fund on the one hand and the Purchaser on the other hand from the actual or proposed transactions giving rise to or contemplated by this Agreement or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the Fund on the one hand and the Purchaser on the other, in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations; provided that in any event the aggregate contribution of the Purchaser and its Indemnified Persons to all losses, claims, damages, liabilities and expenses with respect to which contributions are available hereunder will not exceed the amount of dividends actually received by the Purchaser from the Fund pursuant to the proposed transactions giving rise to this Agreement. For purposes of determining the relative benefits to the Fund on the one hand, and the Purchaser on the other, under the proposed transactions giving rise to or contemplated by this Agreement, such benefits shall be deemed to be in the same proportion as (i) the total value received or proposed to be received by the Fund pursuant to the transactions, whether or not consummated bears to (ii) the dividends and Optional Redemption Premium, if any, paid by the Fund to the Purchaser in connection with the proposed transactions giving rise to or contemplated by this Agreement. The relative fault of the parties shall be determined by reference to, among other things, whether the actions taken or omitted to be taken in connection with the proposed transactions contemplated by this Agreement (including any misstatement of a material fact or the omission to state a material fact) relates to information supplied by the Fund on the one hand, or the Purchaser on the other, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, misstatement or alleged omission, and any other equitable considerations appropriate in the circumstances. No Person found liable for a fraudulent misrepresentation shall be entitled to contribution from any Person who is not also found liable for such fraudulent misrepresentation. The indemnity, reimbursement and contribution obligations under this Agreement shall be in addition to any rights that any Indemnified Person may have at common law or otherwise.

(d)
If any action, suit, proceeding or investigation is commenced, as to which an Indemnified Person proposes to demand indemnification, it shall notify the indemnifying party with reasonable promptness; provided, however, that any failure by such Indemnified Person to notify the indemnifying party shall not relieve the indemnifying party from its obligations hereunder (except to the extent that the indemnifying party is materially prejudiced by such failure to promptly notify). The indemnifying party shall be entitled to assume the defense of any such action, suit, proceeding or investigation, including the employment of counsel reasonably satisfactory to the Indemnified Person. The Indemnified Person shall have the right to counsel of its own choice to represent it, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the indemnifying party has failed promptly to assume the defense and employ counsel reasonably satisfactory to the Indemnified Person in accordance with the preceding sentence or (ii) the Indemnified Person shall have been advised by counsel that there exist actual or potential conflicting interests between the indemnifying party and such Indemnified Person, including situations in which one or more legal defenses may be available to such Indemnified Person that are different from or additional to those available to the indemnifying party; provided, however, that the indemnifying party shall not, in connection with any one such action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations be liable for fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Persons of such other party; and such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the indemnifying party and any counsel designated by the indemnifying party.

Each party further agrees that it will not, without the prior written consent of the other party (the consent of a party shall not be required to the extent such party is neither requesting indemnification nor being requested to provide indemnification), settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of the Fund (if such settlement, compromise or consent is agreed to by the Purchaser or another Indemnified Person) or the Purchaser and each other Indemnified Person (if such settlement, compromise or consent is agreed to by the Fund) from all liability and obligations arising therefrom. The Fund further agrees that neither the Purchaser, nor any of its affiliates, or any directors, officers, partners, employees, agents, representatives or control persons of the Purchaser or any of its affiliates, shall have any liability to the Fund arising out of or in connection with the proposed transactions giving rise to or contemplated by this Agreement except for such liability for losses, claims, damages, liabilities or expenses to the extent they have resulted from the Purchaser’s or its affiliates’ gross negligence or willful misconduct. No Indemnified Person shall be responsible or liable to the indemnifying party or any other person for consequential, special or punitive damages which may be alleged as a result of this Agreement.

(e)
Nothing in this Section 7.3 is intended to limit either party’s obligations contained in other parts of this Agreement or the Series 1 VRDP Shares.

7.4
Amendments and Waivers

Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Fund and the Purchaser.

7.5
Successors and Assigns

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither the Fund nor the Purchaser may assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other party (other than by operation of law), except that (1) any transferee satisfying the requirements set forth in Section 2.1 and which has executed and delivered to the Fund the transferee certificate attached as Exhibit C shall have the rights set forth in Section 7.15 and shall, so long as such transferee has provided a means for the Fund to transmit such information electronically to it, be entitled to receive the information delivered pursuant to Sections 6.1(o) and 6.1(p) and such transferees shall be deemed a party to this Agreement for purposes of Sections 6.1(o) and 6.1(p) and the confidentiality provisions herein as specified in the transferee certificate, provided that, for the avoidance of doubt, any such transferee that is an affiliate of the Purchaser and an assignee of the Purchaser pursuant to clause (2) below and that has executed and delivered to the Fund the transferee certificate attached as Exhibit C shall have and be entitled to, as applicable, all of the rights and obligations of the Purchaser hereunder and (2) the Purchaser may assign its rights and obligations to any affiliates of the Purchaser or any tender option bond trust in which the Purchaser retains the entire residual interest. Any assignment without such prior written consent shall be void.

7.6
Term of this Agreement

This Agreement shall terminate on the earlier of (a) the redemption or repurchase of all Outstanding Series 1 VRDP Shares by the Fund and payment in full of all amounts then due and owing to the Purchaser hereunder and in respect of the Series 1 VRDP Shares pursuant to the terms of the Notice and the Statement to the extent applicable to the Special Rate Period to which this Agreement relates and (b) the successful Transition Remarketing of the Series 1 VRDP Shares (other than in a Retention Transition) and payment in full of all amounts then due and owing to the Purchaser hereunder and in respect of the Series 1 VRDP Shares pursuant to the terms of the Notice and the Statement to the extent applicable to the Special Rate Period to which this Agreement relates; and notwithstanding any termination of this Agreement, Section 7.3, Section 7.7, Section 7.8, Section 7.10, Section 7.11, and Section 7.13 (for a period of two (2) years after the termination of this Agreement) shall remain in full force and effect.

7.7
Governing Law

This Agreement shall be construed in accordance with and governed by the domestic law of the State of New York, except Section 7.16 below, which shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts, in each case without regard to conflict of laws principles that would require the application of the law of another jurisdiction.

THE PARTIES HERETO HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY DISPUTE RELATED TO THIS AGREEMENT OR ANY MATTERS CONTEMPLATED HEREBY.

7.8
Waiver of Jury Trial

The Fund and the Purchaser hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Agreement.

7.9
Counterparts

This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Any counterpart or other signature delivered by facsimile or by electronic mail shall be deemed for all purposes as being a good and valid execution and delivery of this Agreement by that party.

7.10
Beneficiaries

This Agreement is not intended and shall not be construed to confer upon any Person other than the parties hereto and their successors and permitted assigns any rights or remedies hereunder.

7.11
Entire Agreement

This Agreement shall constitute the entire agreement and understanding between the parties hereto with respect to the matters set forth herein and shall supersede any and all prior agreements and understandings relating to the subject matter hereof.

7.12
Relationship to the Statement and Notice

The Fund and the Purchaser agree that the representations, warranties, covenants and agreements contained in this Agreement are in addition to the terms and provisions set forth in the Statement and the Notice.

7.13
Confidentiality

Any information delivered by a party to this Agreement to any other party pursuant to this Agreement, including, without limitation, pursuant to Section 6.1 in the case of the Fund (collectively, the “Information”), shall not be disclosed by such other party (or its employees, representatives or agents) to any person or entity (except as required by law or to such of its agents and advisors as need to know and agree to be bound by the provisions of this paragraph) without the prior written consent of the party delivering the Information.

The obligations of confidentiality set out in the preceding paragraph do not extend to Information that is or becomes available to the public or is or becomes available to the party receiving the Information on a non-confidential basis or is disclosed to Holders or Designated Owners or potential Holders or Designated Owners, in each case in their capacity as such, in the offering documents of the Fund, in notices to Holders or Designated Owners pursuant to one or more of the Related Documents or pursuant to the Fund’s or the Purchaser’s informational obligations under Rule 144A(d)(4) or other reporting obligation of the SEC; or is required or requested to be disclosed (i) by a regulatory agency or in connection with an examination of either party or its representatives by regulatory authorities, (ii) pursuant to subpoena or other court process, (iii) at the express direction of any other authorized government agency, (iv) to its independent attorneys or auditors, (v) as required by any NRSRO, (vi) as otherwise required by law or regulation, (vii) otherwise in connection with the enforcement of this Agreement, (viii) in connection with the exercise of any remedies hereunder or in any suit, action or proceeding relating to this Agreement and the enforcement of rights hereunder, (ix) to a prospective purchaser of the Series 1 VRDP Shares that is (a) a transferee that would be permitted pursuant to Section 2.1(b) of this Agreement and (b) aware of the confidentiality provisions of this Section 7.13 and is subject to an agreement with the transferor containing provisions substantially similar thereto and that states that the Fund is an express third party beneficiary thereof, or (x) subject to an agreement containing provisions substantially similar to those of this Section 7.13 and with the prior written consent of the other party to this Agreement, which consent shall not be unreasonably withheld, to any actual or prospective counterparty in any swap or derivative transactions. The Fund hereby advises the Purchaser that the Information provided to it pursuant to Sections 6.1(o) and 6.1(p) hereof may constitute material, nonpublic information. In addition, notwithstanding the foregoing, the Purchaser may provide a copy of the Remarketing Memorandum to any independent third-party pricing service providing pricing services for the Purchaser in respect of the Series 1 VRDP Shares.

7.14
Severability

In case any provision of this Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby so long as the intent of the Parties to this Agreement shall be preserved.

7.15
Consent Rights of the Majority Participants to Certain Actions

Without the affirmative vote or consent of the Majority Participants, neither the Fund nor the Board of Trustees will take or authorize the taking of any of the actions set forth under clauses (a) through (e) of this Section 7.15:

(a)
The termination by the Fund of any Rating Agency or the selection of any other Rating Agency, either in replacement for a Rating Agency or as an additional Rating Agency with respect to the Series 1 VRDP Shares.

(b)
The Fund issuing or suffering to exist any other “senior security” (as defined in the 1940 Act as of the date hereof or, in the event such definition shall be amended, with such changes to the definition thereof as consented to by the Majority Participants), except (i) the Series 2 and Series 3 Variable Rate Demand Preferred Shares outstanding as of the date hereof, (ii) senior securities consisting of Preferred Shares or indebtedness, the proceeds from the issuance of which will be used for the retirement, redemption or repurchase of all Outstanding Series 1 VRDP Shares, and the payment of costs incurred in connection therewith, or senior securities consisting of Preferred Shares, which, or the proceeds from the issuance of which, will be used only for the exchange (for Preferred Shares other than Series 1 VRDP Shares), redemption, repayment or repurchase of any outstanding senior securities, including Preferred Shares, and the payment of costs incurred in connection therewith, provided, in each case, that the amount of Preferred Shares being issued may be rounded up to the nearest $1,000,000 aggregate liquidation preference, and (iii) as may be otherwise approved or consented to by the Majority Participants, provided that if any such “senior security” is created or incurred by the Fund it shall not require the approval of the Majority Participants if the Fund redeems, retires or terminates such “senior security” or otherwise cures such non-compliance within five (5) Business Days of receiving notice of the existence thereof.

(c)
The Fund creating or incurring or suffering to be incurred or to exist any lien on any other funds, accounts or other property held under the Declaration, except as permitted by the Declaration.

(d)
Approval of any amendment, alteration or repeal of any provision of the Declaration or the Statement applicable to the Special Rate Period to which this Agreement relates or the Notice, whether by merger, consolidation, reorganization or otherwise, that would affect any preference, right or power of the Series 1 VRDP Shares differently from, and adversely relative to, the rights of the holders of the Common Shares.

(e)
Approval of any action to be taken pursuant to Sections 2.4(g) or 2.13 of the Notice.

In addition, if the Board of Trustees shall designate a replacement (the “Replacement”) to One-month LIBOR pursuant to the definition of One-month LIBOR contained in the Notice, the Fund shall notify the Holders of the Series 1 VRDP Shares within five (5) Business Days of such designation, and, if within thirty (30) days of such notice the Majority Participants shall have objected in writing to the Replacement, the Board of Trustees shall designate a replacement to the Replacement as agreed to between the Fund and the Majority Participants. In such event, the Replacement initially approved by the Board of Trustees shall be the replacement to One-month LIBOR in effect for purposes of the Notice until a new replacement to One-month LIBOR has been approved by the Fund and the Majority Participants.

7.16
Disclaimer of Liability of Officers, Trustees and Shareholders.

A copy of the Declaration of Trust of the Fund is on file with the Secretary of the Commonwealth of Massachusetts, and notice hereby is given that this Agreement is executed on behalf of the Fund by an officer or Trustee of the Fund in his or her capacity as an officer or Trustee of the Fund and not individually and that the obligations of the Fund under or arising out of this Agreement are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and properties of the Fund.

7.17
Transition Remarketing

(a)
The Purchaser acknowledges that all of the Series 1 VRDP Shares will be subject to Mandatory Tender in connection with Transition Remarketing in accordance with Article 3 of the Notice.

(b)
For so long as the Purchaser is the Designated Owner of 100% of the Outstanding Series 1 VRDP Shares, on any Business Day following the date of this Agreement, the Purchaser may instruct the Fund by notice in writing to accelerate the expiration date of the 2017 Special Rate Period to the “Accelerated Expiration Date,” which shall be a Wednesday that is a Business Day not less than 180 calendar days following the Business Day on which the Fund shall have received from the Purchaser (i) such notice stating that the Purchaser is the Designated Owner of 100% of the Outstanding Series 1 VRDP Shares and specifying the Accelerated Expiration Date and (ii) payment in an amount equal to 0.50% of the aggregate Liquidation Preference of the Outstanding Series 1 VRDP Shares. Such Business Day on which such conditions are satisfied is referred to in this Agreement and the Notice as the “Accelerated Transition Notice Date.” As provided in the Notice, subject to satisfaction of the foregoing conditions, the Fund shall use its reasonable best efforts to establish a Subsequent Rate Period to succeed the 2017 Special Rate Period commencing not later than the first Business Day following the Accelerated Expiration Date. Such first Business Day following the Accelerated Expiration Date is referred to in this Agreement and the Notice as the “Transition Date.” Also as provided in the Notice, in the event that either (i) the Transition Notice required by Section 3.3(e) of the Notice states that the Transition Remarketing Agent was unable to successfully remarket all of the Series 1 VRDP Shares to be purchased on the Transition Date or (ii) the remarketing proceeds for any tendered Series 1 VRDP Shares are not received for any reason by the Tender and Paying Agent by 2:45 p.m., New York City time, on the Transition Date or the Fund has otherwise been unsuccessful in establishing a Subsequent Rate Period (in each of which cases the related Series 1 VRDP Shares will be treated as not having been successfully remarketed), a “Failed Transition Event” shall be deemed to have occurred. If a Failed Transition Event shall have occurred and is continuing as of the Transition Date immediately following the Accelerated Expiration Date, the Subsequent Rate Period, if any, designated by the relevant Notice of Subsequent Rate Period pursuant to Sections 3.1 and 3.3 of the Notice shall not be established. Pursuant to Section 3.3(c) thereof, all tendered Series 1 VRDP Shares, if any, shall be returned to the relevant tendering Holders by the Tender and Paying Agent, and all of the then Outstanding Series 1 VRDP Shares shall be redeemed by the Fund on the Failed Transition Redemption Date in accordance with Section 2.4(a) of the Notice

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

NUVEEN NEW JERSEY QUALITY MUNICIPAL INCOME FUND

By:
/s/ Kevin J. McCarthy

Name: Kevin J. McCarthy

Title: Vice President and Assistant Secretary

TORONTO-DOMINION INVESTMENTS, INC.

By:
/s/ Nancy Haraf

Name: Nancy Haraf

Title: VP & Treasurer

SCHEDULE 1

Description of Series 1 VRDP Shares:
810 Nuveen New Jersey Quality Municipal Income Fund Series 1 VRDP Shares with a Liquidation Preference of $100,000 per share.

EXHIBIT A

FORMS OF OPINIONS OF COUNSEL FOR THE ISSUER

EXHIBIT A-1

FORM OF CORPORATE AND 1940 ACT OPINION

EXHIBIT A-2

FORM OF TAX OPINION

EXHIBIT A-3

FORM OF LOCAL COUNSEL OPINION

EXHIBIT A-4

FORM OF OPINION OF COUNSEL FOR THE TENDER AND PAYING AGENT

EXHIBIT B

ELIGIBLE ASSETS

On the Effective Date and at all times thereafter:

1.
All assets in the Fund consist of “Eligible Assets”, defined to consist only of the following as of the time of investment:

A.
Debt obligations

i.            “Municipal securities,” defined as obligations of a State, the District of Columbia, a U.S. territory, or a political subdivision thereof and including general obligations, limited obligation bonds, revenue bonds, and obligations that satisfy the requirements of section 142(b)(1) of the Internal Revenue Code of 1986 issued by or on behalf of any State, the District of Columbia, any U.S. territory or any political subdivision thereof, including any municipal corporate instrumentality of one or more States, or any public agency or authority of any State, the District of Columbia, any U.S. territory or any political subdivision thereof, including, for example, where otherwise consistent with the securities described in this paragraph, securities financing a 501(c)(3) organization. The purchase of any municipal security will be based upon the Investment Adviser’s assessment of an asset’s relative value in terms of current yield, price, credit quality, and future prospects; and the Investment Adviser will monitor the creditworthiness of the Fund’s portfolio investments and analyze economic, political and demographic trends affecting the markets for such assets.

Eligible Assets shall include any municipal securities that at the time of purchase are paying scheduled principal and interest or if at the time of purchase are in payment default, then in the sole judgment of the Investment Adviser are expected to produce payments of principal and interest whose present value exceeds the purchase price.

ii.
Debt obligations of the United States.

iii.            Debt obligations issued, insured, or guaranteed by a department or an agency of the U.S. Government, if the obligation, insurance, or guarantee commits the full faith and credit of the United States for the repayment of the obligation.

iv.            Debt obligations of the Washington Metropolitan Area Transit Authority guaranteed by the Secretary of Transportation under Section 9 of the National Capital Transportation Act of 1969.

v.            Debt obligations of the Federal Home Loan Banks.

vi.            Debt obligations, participations or other instruments of or issued by the Federal National Mortgage Association or the Government National Mortgage Association.

vii.            Debt obligations which are or ever have been sold by the Federal Home Loan Mortgage Corporation pursuant to sections 305 or 306 of the Federal Home Loan Mortgage Corporation Act.

viii.            Debt obligations of any agency named in 12 U.S.C. § 24(Seventh) as eligible to issue obligations that a national bank may underwrite, deal in, purchase and sell for the bank’s own account, including qualified Canadian government obligations.

ix.            Debt obligations of issuers other than those specified in (i) through (viii) above where the Fund and its advisers have reasonably determined that the issuer of the security has an adequate capacity to meet financial commitments under the security for the projected life of the asset or exposure. An issuer has an adequate capacity to meet financial commitments if the risk of default by the obligor is low and the full and timely repayment of principal and interest is expected. In addition, such debt obligations must be rated in one of the three highest rating categories by two or more NRSROs, or by one NRSRO if the security has been rated by only one NRSRO, or otherwise of equivalent quality based on the Fund’s internal credit due diligence, and must be “marketable.” For these purposes, an obligation is “marketable” if:

●
it is registered under the Securities Act;

● is a municipal revenue bond exempt from registration under the Securities Act of 1933, 15 U.S.C. 77c(a)(2);

●
it is offered and sold pursuant to Securities and Exchange Commission Rule 144A; 17 CFR 230.144A; or

●
it can be sold with reasonable promptness at a price that corresponds reasonably to its fair value.

x.            Certificates or other securities evidencing ownership interests in a municipal bond trust structure (generally referred to as a tender option bond structure) that invests in (a) debt obligations of the types described in (i) above or (b) depository receipts reflecting ownership interests in accounts holding debt obligations of the types described in (i) above.

An asset shall not lose its status as an Eligible Asset solely by virtue of the fact that:

●
it provides for repayment of principal and interest in any form including fixed and floating rate, zero interest, capital appreciation, discount, leases, and payment in kind; or

●
it is for long-term or short-term financing purposes.

B.
Derivatives

i.
Interest rate derivatives held for hedging purposes;

ii.
Swaps, futures, forwards, structured notes, options and swaptions related to Eligible Assets or on an index related to Eligible Assets; or

iii.
Credit default swaps held for hedging purposes.

iv.  The Fund will not invest, trade or underwrite any equity-related derivatives or commodity-related derivatives.

C.
Other Assets

i.
Shares of other investment companies (open- or closed-end funds and ETFs) the assets of which consist entirely of Eligible Assets based on the Investment Adviser’s assessment of the assets of each such investment company taking into account the investment company’s most recent publicly available schedule of investments and publicly disclosed investment policies.

ii.
Cash.

iii.
Repurchase agreements on assets described in A above.

iv.
Taxable fixed-income securities of any issuer for the purpose of acquiring control of an issuer of tax-exempt municipal securities then held by the Fund, if the taxable fixed-income security is marketable and if the Fund and its Investment Adviser determine that, on the basis of estimates that the Fund and its Investment Adviser reasonably believe are reliable, the obligor will be able to satisfy its obligations under such taxable fixed-income security; provided that (i) the taxable-fixed income securities are not in default of any payment of interest or principal and (ii) no more than 0.5% of the Fund’s total assets are invested in all such taxable fixed-income securities.

D.
Other assets, upon written agreement of the Purchaser that such assets are eligible for purchase by the Purchaser.

2.
The Investment Adviser has instituted policies and procedures that it believes are sufficient to ensure that the Fund and it comply with the representations, warranties and covenants contained in this Exhibit to the Agreement.

3.
The Fund will, upon request, provide the Purchaser and its internal and external auditors and inspectors as the Purchaser may from time to time designate, with all reasonable assistance and access to information and records of the Fund relevant to the Fund’s compliance with and performance of the representations, warranties and covenants contained in this Exhibit to the Agreement, but only for the purposes of internal and external audit.

4.
In the event that any of the foregoing cease to be eligible investments for purposes of 12 U.S.C. 24(7) and 12 C.F.R. Part 1 (“National Bank Law”), as and to the extent permitted by National Bank Law, following written notice to the Fund from the Purchaser: (a) the Fund and the Purchaser shall promptly consult with each other to amend this Exhibit to address the changes in National Bank Law, during which time, commencing promptly following receipt of such notice, the Fund shall no longer purchase any securities that are no longer eligible investments under such National Bank Law as specified in such notice; and (b) the Fund shall use its reasonable efforts to bring the Fund’s existing investments in any securities, if any, that no longer are Eligible Assets into conformity with Eligible Assets, as that term is modified by such notice and is then in effect, consistent with the Fund’s investment objectives, policies and the Fund’s or the Fund’s Investment Adviser’s determination of the best interests of the Fund and its shareholders.

EXHIBIT C

TRANSFEREE CERTIFICATE

Nuveen New Jersey Quality Municipal Income Fund
333 W. Wacker Drive; Suite 3300
Chicago, IL 60606
Attention: Gifford R. Zimmerman,
Legal Department
Ladies and Gentlemen:

Reference is hereby made to the Series 1 VRDP Remarketing Purchase Agreement (the “Purchase Agreement”), dated as of January 26, 2017, between Nuveen New Jersey Quality Municipal Income Fund, a closed-end fund organized as a Massachusetts business trust (the “Fund”), and Toronto-Dominion Investments, Inc. (the “Transferor”). Capitalized terms used but not defined herein shall have the meanings given them in the Purchase Agreement.

In connection with the proposed sale by the Transferor of __________________ Series 1 VRDP Shares (the “Transferred Shares”) to the undersigned transferee (the “Transferee”), the undersigned agrees and acknowledges, on its own behalf, and makes the representations and warranties, on its own behalf, as set forth in this certificate (this “Transferee Certificate”) to the Fund and the Transferor:

1.           The Transferee certifies to one of the following (check a box):

❑           is a “qualified institutional buyer” (a “QIB”) (as defined in Rule 144A under the Securities Act or any successor provision) (“Rule 144A”) that is a registered closed-end management investment company the common shares of which are traded on a national securities exchange (a “Closed End Fund”), a bank (or an affiliate of a bank), insurance company or registered open-end management investment company, in each case, to which any offer and sale is being made pursuant to Rule 144A or another available exemption from registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), in a manner not involving any public offering within the meaning of Section 4(a)(2) of the Securities Act;

❑           it is a tender option bond trust in which all investors are QIBs that are Closed-End Funds, banks (or affiliates of banks), insurance companies, or registered open-end management investment companies; or

❑           is a person which the Fund has consented in writing to permit to be the holder of the Transferred Shares.

2.           The Transferee certifies that it (check a box):

❑           is not a Nuveen Person that after such sale and transfer, would own more than 20% of the Outstanding Series 1 VRDP Shares; or

❑           has received the prior written consent of the Fund and the holder(s) of more than 50% of the outstanding Series 1 VRDP Shares.

3.           The Transferee certifies that it (check a box):

☐ is not a natural person and seeks to pay dividends (or make other distributions or allocations of income) that are exempt from New Jersey income tax; or

☐ is not the above.

4.           The Transferee understands and acknowledges that the Transferred Shares are “restricted securities” and have not been registered under the Securities Act or any other applicable securities law, are being offered for sale pursuant to Rule 144A of the Securities Act or another available exemption from registration under the Securities Act, in a manner not involving any public offering with the meaning of Section 4(a)(2) of the Securities Act, and may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act or any other applicable securities law, pursuant to an exemption therefrom or in a transaction not subject thereto and in each case in compliance with the conditions for transfer set forth in this Transferee Certificate.

5.           The Transferee is purchasing the Transferred Shares for its own account for investment, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act, subject to any requirements of law that the disposition of its property be at all times within its or their control and subject to its or their ability to resell such securities pursuant to Rule 144A or any exemption from registration available under the Securities Act.

6.           The Transferee agrees on its own behalf and agrees to cause any subsequent holder or owner of the Transferred Shares to whom it transfers any Transferred Shares to agree to offer, sell or otherwise transfer the Transferred Shares only to (A)(i) Persons it reasonably believes are QIBs that are registered closed-end management investment companies, the common shares of which are traded on a national securities exchange, banks (or affiliates of banks), insurance companies or registered open-end management investment companies, in each case, pursuant to Rule 144A or another available exemption from registration under the Securities Act, in a manner not involving any public offering within the meaning of Section 4(a)(2) of the Securities Act, (ii) tender option bond trusts in which all investors are Persons such Transferee reasonably believes are QIBS that are registered closed-end management investment companies, the common shares of which are traded on a national securities exchange, banks (or affiliates of banks), insurance companies, or registered open-end management investment companies, or (iii) other investors which the Fund has consented in writing to permit to be a holder of the Transferred Shares and (B) unless the prior written consent of the Fund and the holder(s) of more than 50% of the outstanding Series 1 VRDP Shares has been obtained, is not a Nuveen Person, if such Nuveen Person would, after such sale and transfer, own more than 20% of the Outstanding Series 1 VRDP Shares.

7.           The Transferee acknowledges that the Series 1 VRDP Shares were issued in book-entry form and are represented by one global certificate and that the global certificate representing the Series 1 VRDP Shares (unless sold to the public in an underwritten offering of the Series 1 VRDP Shares pursuant to a registration statement filed under the Securities Act) contains a legend substantially to the following effect:

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY ONLY TO (1)(A) A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” THAT IS A REGISTERED CLOSED-END MANAGEMENT INVESTMENT COMPANY, THE COMMON SHARES OF WHICH ARE TRADED ON A NATIONAL SECURITIES EXCHANGE, A BANK (OR AN AFFILIATE OF A BANK), AN INSURANCE COMPANY OR A REGISTERED OPEN-END MANAGEMENT INVESTMENT COMPANY, IN EACH CASE, IN AN OFFER AND SALE MADE PURSUANT TO RULE 144A OR ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, IN A MANNER NOT INVOLVING ANY PUBLIC OFFERING WITHIN THE MEANING OF SECTION 4(a)(2) OF THE SECURITIES ACT; (B) A TENDER OPTION BOND TRUST IN WHICH ALL INVESTORS ARE PERSONS THE HOLDER REASONABLY BELIEVES ARE QUALIFIED INSTITUTIONAL BUYERS THAT ARE REGISTERED CLOSED-END MANAGEMENT INVESTMENT COMPANIES, THE COMMON SHARES OF WHICH ARE TRADED ON A NATIONAL SECURITIES EXCHANGE, BANKS (OR AFFILIATES OF BANKS), INSURANCE COMPANIES, OR REGISTERED OPEN-END MANAGEMENT INVESTMENT COMPANIES; OR (C) A PERSON THAT THE ISSUER OF THE SECURITY HAS APPROVED IN WRITING TO BE THE HOLDER OF THE SECURITY AND (2) UNLESS THE PRIOR WRITTEN CONSENT OF THE ISSUER OF THE SECURITY AND HOLDERS OF MORE THAN 50% OF THE OUTSTANDING SERIES 1 VRDP SHARES IS OBTAINED, NOT A NUVEEN PERSON (AS DEFINED IN THE SERIES 1 VARIABLE RATE DEMAND PREFERRED SHARES (VRDP) REMARKETING PURCHASE AGREEMENT, DATED AS OF JANUARY 26, 2017, BETWEEN THE ISSUER OF THE SECURITY AND TORONTO-DOMINION INVESTMENTS, INC.), IF SUCH NUVEEN PERSON WOULD, AFTER SUCH SALE AND TRANSFER, OWN MORE THAN 20% OF THE OUTSTANDING SERIES 1 VRDP SHARES.

8.           The Transferee has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Transferred Shares, and has so evaluated the merits and risks of such investment. The Transferee is able to bear the economic risk of an investment in the Transferred Shares and, at the present time, is able to afford a complete loss of such investment.

9.           The Transferee is not purchasing the Transferred Shares as a result of any advertisement, article, notice or other communication regarding the Transferred Shares published in, nor was it offered the Transferred Shares by, any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to its knowledge, any other general solicitation or general advertisement.

10.           Other than consummating the purchase of the Transferred Shares, the Transferee has not directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with the Transferee, executed any other purchases of securities of the Fund which may be integrated with the proposed purchase of the Transferred Shares by the Transferee.

11.           The Transferee acknowledges that it has received a copy of the Purchase Agreement and Appendices thereto and agrees to abide by any obligations therein binding on a transferee of the Series 1 VRDP Shares and the confidentiality obligations therein with respect to information relating to the Fund as if it were the Transferor. The Transferee further acknowledges that the Series 1 VRDP Shares will be subject to Mandatory Tender in connection with Transition Remarketing in accordance with Article 3 of the Notice, and agrees to cooperate to make any and all Series 1 VRDP Shares then owned by it available on a timely basis for Transition Remarketing.

12.           If at any time the Fund is not furnishing information to the Securities and Exchange Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, the Transferee acknowledges that it has been given the opportunity to obtain from the Fund the information referred to in Rule 144A(d)(4) under the Securities Act, and has either declined such opportunity or has received such information and has had access to and has reviewed all information, documents and records that it has deemed necessary in order to make an informed investment decision with respect to an investment in the Transferred Shares and that the Transferee understands the risk and other considerations relating to such investment.

13.           The Transferee acknowledges that it has sole responsibility for its own due diligence investigation and its own investment decision relating to the Transferred Shares. The Transferee understands that any materials presented to the Transferee in connection with the purchase and sale of the Transferred Shares does not constitute legal, tax or investment advice from the Fund. The Transferee has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with the purchase of the Transferred Shares.

14.           The Transferee acknowledges that each of Transferor and the Fund and their respective affiliates and others will rely on the acknowledgments, representations and warranties contained in this Transferee’s Certificate as a basis for exemption of the sale of the Transferred Shares under the Securities Act, under the securities laws of all applicable states, and for other purposes. The Transferee agrees to promptly notify the Fund and the Transferor if any of the acknowledgments, representations or warranties set forth herein are no longer accurate.

15.           This Transferee Certificate shall be governed by and construed in accordance with the laws of the State of New York.

16.           The Transferee acknowledges and agrees that the Series 1 VRDP Shares do not have the benefit of a demand feature pursuant to any Purchase Obligation.

17.           The Transferee agrees to provide, together with this completed and signed Transferee Certificate, a completed and signed IRS Form W-9, Form W-8 or successor or equivalent form, as applicable.

[Signature Page Follows.]

The undersigned has provided a completed and signed IRS Form W-9, Form W-8 or successor form, as applicable, and has caused this Transferee’s Certificate to be executed by its duly authorized representative as of the date set forth below.

Date:

Name of Transferee (use exact name in which Transferred
Shares are to be registered):

_______________________________________

_______________________________________
Authorized Signature

_______________________________________
Print Name and Title

Address of Transferee for Registration of Transferred Shares:
_______________________________________

_______________________________________

_______________________________________

Transferee’s taxpayer identification number:

_______________________________________

EXHIBIT D

INFORMATION TO BE PROVIDED BY THE FUND

Reporting as of:

TOB Floaters: $_______

CUSIP	PortfolioName	Description	MarketValue	Par Value	Rating	State
[●]	[●]	[●]	[●]	[●]	[●]	[●]

EXHIBIT E

WITHHOLDING DOCUMENTS

Party required to deliver document	Form/Document/Certificate	Date by which to be delivered

Purchaser	An executed United States Internal Revenue Service Form W-9 (or any successor thereto).
(i) On the date of effectiveness of this Agreement, (ii) promptly upon reasonable demand by the Fund and (iii) promptly upon learning that any such form previously provided by Purchaser has become obsolete or incorrect.

ANNEX A

ADDITIONAL REPRESENTATIONS AND WARRANTIES
(Given only as of the Effective Time of this Agreement)

1.
The Series 1 VRDP Shares conform in all material respects to the descriptions thereof contained in the Remarketing Memorandum.

2.
As of the Date of Original Issue, the Series 1 VRDP Shares satisfied the eligibility requirements of Rule 144A(d)(3) under the Securities Act, and no securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Series 1 VRDP Shares are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

3.
The Fund has reasonable belief that any transfers of the Series 1 VRDP Shares will be limited to persons who are QIBs.

4.
Neither the Fund, nor any person acting on its behalf, has, directly or indirectly, made offers or sales of any security (as defined in the Securities Act), or solicited offers to buy any security, nor will it, directly or indirectly, make offers or sales of any security or solicit offers to buy any security under circumstances that would require the registration of the Series 1 VRDP Shares under the Securities Act.

5.
The Fund has ensured or will ensure that any Bloomberg screen containing information about the Series 1 VRDP Shares includes the following (or similar) language:

●
the “Note Box” on the bottom of the “Security Display” page describing the Series 1 VRDP Shares will state: “Iss’d Under 144A.”

●
the “Security Display” page will have flashing a red indicator “See Other Available Information.”

●
the indicator will link to the “Additional Security Information” page, which will state that the securities “are being offered in reliance on the exemption from registration under Rule 144A of the Securities Act to persons who are qualified institutional buyers (as defined in Rule 144A under the Securities Act).”

6.
The Fund has instructed or will instruct The Depository Trust Company (“DTC”) to take these or similar steps with respect to the Series 1 VRDP Shares:

●
the DTC 20-character security descriptor and 48-character additional descriptor will indicate that sales are limited to QIBs.

7.
The Fund has confirmed that CUSIP has established a “fixed field” attached to the CUSIP number for the Series 1 VRDP Shares containing the “144A” indicator.

8.
The Fund has been duly formed and is validly existing and in good standing as a business trust under the laws of the Commonwealth of Massachusetts, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Remarketing Memorandum and is duly qualified to do business and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to so register or to qualify does not have a material adverse effect on the condition (financial or other), business, properties, net assets or results of operations of the Fund. The Fund has no subsidiaries.

9.
The Fund’s authorized equity capitalization is as set forth, or incorporated by reference, in the Remarketing Memorandum; the equity capital of the Fund conforms in all material respects to the description thereof contained, or incorporated by reference, in the Remarketing Memorandum; all outstanding Common Shares and Preferred Shares have been duly authorized and validly issued and are fully paid and nonassessable, except that as set forth in the Remarketing Memorandum, shareholders of a Massachusetts business trust may under certain circumstances be held personally liable for the obligations of the Fund; and, except as set forth in the Remarketing Memorandum, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Fund are outstanding.

10.
The statements in the Remarketing Memorandum under the headings “Description of Series 1 VRDP Shares,” “Remarketing,” “Certain Provisions in the Declaration of Trust and By-Laws” and “Certain Income Tax Considerations” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

11.
The Fund is duly registered under the 1940 Act as a closed-end management investment company; the Fund has made all the filings with the SEC that it is required to make under the 1940 Act and the rules and regulations thereunder (the “1940 Act Rules and Regulations”) (each such filing, a “1940 Act Document”); each 1940 Act Document complies in all material respects with the requirements of the 1940 Act and the 1940 Act Rules and Regulations, and each 1940 Act Document did not at the time of filing with the SEC include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

12.
No consent, approval, authorization, filing with or order of any court or governmental agency or body is required by the Fund in connection with the transactions contemplated in this Agreement, the Tender and Paying Agent Agreement and the Remarketing Agreement (collectively, the “Fund Agreements”), except such as have been made or obtained under the Securities Act, the 1940 Act, the rules and regulations of the Financial Industry Regulatory Authority, Inc. and the New York Stock Exchange.

13.
None of the execution, delivery or performance of any of the Fund Agreements, nor the consummation of the transactions herein or therein contemplated, nor the fulfillment of the terms hereof or thereof, conflict with, result in a breach or violation of, or require or result in imposition of any material lien, charge or encumbrance upon any property or assets of the Fund pursuant to, (i) the Declaration, the Statement and the Notice of the Fund, or (ii) the terms of any material indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Fund is a party or by which it is bound or to which its property is subject, or materially violates or will materially violate any material statute, law, rule, regulation, judgment, order or decree applicable to the Fund of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Fund or any of its properties.

14.
No holders of the Series 1 VRDP Shares have rights to the registration of such VRDP Shares.

15.
The financial statements, together with related schedules and notes, included or incorporated by reference in the Remarketing Memorandum present fairly, in all material respects, the financial condition and results of operations of the Fund as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the 1940 Act and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein); and the other financial and statistical information and data included in the Remarketing Memorandum are accurately derived from such financial statements and the books and records of the Fund.

16.
The Fund owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

17.
The Fund is not in violation or default of any provision of its Declaration, the Statement or the Notice, or in material violation of (i) the terms of any material indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject or (ii) any material statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Fund or any of its properties.

18.
Since the date as of which information is given in the Remarketing Memorandum, except as otherwise stated therein, (i) no transaction or event has occurred and no change has occurred in the condition (financial or otherwise) or operations of the Fund that would materially and adversely affect its ability to perform its obligations under this Agreement and the other Related Documents to which it is a party or by which it is bound and (ii) there have been no transactions entered into by the Fund which are material to the Fund other than those in the ordinary course of its business or as described or contemplated in the Remarketing Memorandum (and any amendment or supplement thereto).

19.
KPMG LLP, who have audited the financial statements of the Fund and delivered their report with respect to the audited financial statements included or incorporated by reference in the Remarketing Memorandum, is an independent registered public accounting firm with respect to the Fund within the meaning of the 1940 Act and the 1940 Act Rules and Regulations.

20.
The Fund’s trustees and officers errors and omissions insurance policy and its fidelity bond required by Rule 17g-1 of the 1940 Act Rules and Regulations are in full force and effect; the Fund is in compliance with the terms of such policy and fidelity bond in all material respects; and there are no claims by the Fund under any such policy or fidelity bond as to which any insurance company is denying liability or defending under a reservation of rights clause; the Fund has not been refused any insurance coverage sought or applied for; and the Fund has no reason to believe that it will not be able to renew its existing insurance coverage and fidelity bond as and when such coverage and fidelity bond expires or to obtain similar coverage and fidelity bond from similar insurers as maybe necessary to continue its business at a cost that would not have a material adverse effect on the condition (financial or otherwise), business prospects, earnings, business, properties, net assets or results of operations of the Fund (other than as a result of a change in the financial markets generally), whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Remarketing Memorandum (exclusive of any supplement thereto).

21.
The Fund possesses all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, and the Fund has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, permit or authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), business prospects, earnings, business or properties of the Fund (other than as a result of a change in the financial markets generally), whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Remarketing Memorandum.

22.
The Fund maintains and will maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization and with the investment objectives, policies and restrictions of the Fund and the applicable requirements of the 1940 Act, the 1940 Act Rules and Regulations and the Code; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with accounting principles generally accepted in the United States, to calculate net asset value, to maintain accountability for assets and to maintain material compliance with the books and records requirements under the 1940 Act and the 1940 Act Rules and Regulations; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Fund employs “internal controls over financial reporting” (as such term is defined in Rule 30a-3 under the 1940 Act) and such internal controls over financial reporting are effective as required the 1940 Act and the 1940 Act Rules and Regulations. The Fund is not aware of any material weakness in its internal controls over financial reporting.

23.
The Fund maintains “disclosure controls and procedures” (as such term is defined in Rule 30a-3 under the 1940 Act); such disclosure controls and procedures are effective as required under the 1940 Act and the 1940 Act Rules and Regulations.

24.
The Fund has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in a violation of federal securities laws or in stabilization or manipulation of the price of any security of the Fund to facilitate the resale of the Series 1 VRDP Shares, and the Fund is not aware of any such action taken or to be taken by any affiliates of the Fund.

25.
Each of the Amended and Restated Master Custodian Agreement between the Fund and State Street Bank and Trust Company dated as of February 25, 2005, the Investment Management Agreement between the Fund and the Investment Adviser dated as of October 1, 2014 (the “Management Agreement”), the Investment Sub-Advisory Agreement between the Investment Adviser and Nuveen Asset Management, LLC, a Delaware limited liability company, dated as of October 1, 2014 (the “Sub-Advisory Agreement”), the Transfer Agency and Service Agreement between the Fund and State Street Bank and Trust Company dated as of October 7, 2002 and the Fund Agreements complies in all material respects with all applicable provisions of the 1940 Act, the 1940 Act Rules and Regulations, the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and the rules and regulations thereunder (the “Advisers Act Rules and Regulations”) and the Fund’s trustees and the Fund’s shareholders have approved the Management Agreement and Sub-Advisory Agreement in accordance with Sections 15 (a) and (c), respectively, of the 1940 Act.

26.
Except as set forth or incorporated by reference in the Remarketing Memorandum, no director of the Fund is an “interested person” (as defined in the 1940 Act) of the Fund.

27.
The conduct by the Fund of its business (as set forth or incorporated by reference in the Remarketing Memorandum) does not require it to be the owner, possessor or licensee of any patents, patent licenses, trademarks, service marks or trade names which it does not own, possess or license.

28.
The Fund has filed all foreign, federal, state and local tax returns required to be filed or has properly requested extensions thereof (except in any case in which the failure so to file would not have a material adverse effect on the condition (financial or otherwise), business prospects, earnings, business or properties of the Fund (other than as a result of a change in the financial markets generally), whether or not arising from transactions in the ordinary course of business, except as set forth or incorporated by reference in or contemplated in the Remarketing Memorandum) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a material adverse effect on the condition (financial or otherwise), business prospects, earnings, business or properties of the Fund (other than as a result of a change in the financial markets generally), whether or not arising from transactions in the ordinary course of business, except as set forth or incorporated by reference in or contemplated in the Remarketing Memorandum; and the Fund has been and is currently in compliance with the requirements of Subchapter M of the Code to qualify as a regulated investment company under the Code.

29.
There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement.

30.
There is and has been no failure on the part of the Fund and any of the Fund’s trustees or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

31.
The Fund has adopted and implemented written policies and procedures reasonably designed to prevent violation of the Federal Securities Laws (as that term is defined in Rule 38a-1 under the 1940 Act) by the Fund, including policies and procedures that provide oversight of compliance by each investment adviser and transfer agent of the Fund.